As filed with the Securities and Exchange Commission on September 24, 2021

Registration No. 333-257457

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NEXTPLAY TECHNOLOGIES, INC.
(Name of registrant in its charter)

Nevada

(State or jurisdiction of incorporation or organization)

26-3509845

(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

(954) 888-9779

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

William Kerby

Chief Executive Officer

NextPlay Technologies, Inc.

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

(954) 888-9779

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:
David M. Loev, Esq.
John S. Gillies, Esq.
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone: (713) 524-4110
Facsimile: (713) 524-4122

Email: dloev@loevlaw.com;

john@loevlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(3)(4)(5)	Amount of Registration Fee(6)
Common Stock, par value $0.00001 per share
Preferred Stock, par value $0.00001 per share
Debt Securities (7)
Warrants (8)
Units (9)
Total			$100,000,000.00	$10,910.00(10)

(1)	Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate amount of the registrant’s common stock, preferred stock, debt securities and/or warrants registered hereunder that may be sold in “at the market” offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.
(2)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, and units as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	Not required to be included pursuant to Form S-3 General Instruction II.D.
(4)	There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, debt securities and warrants to purchase common stock, preferred stock and debt securities as shall have an aggregate initial offering price not to exceed $100,000,000. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. No separate consideration may be received for any shares of common stock, preferred stock, or principal amounts of debt securities so issued upon conversion or exchange.
(5)	The Registrant previously paid registration fees of $12,450 pursuant to Registration Statement on Form S-3 (File No. 333-224309), filed with the Securities and Exchange Commission on April 17, 2018, and that was declared effective on July 2, 2018 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the securities registered pursuant to this Registration Statement include an aggregate of $542,640 of shares of common stock previously registered on the Prior Registration Statement and issuable upon exercise of warrants to purchase 190,400 shares of the Registrant’s common stock (the “Existing Warrant Shares”). Pursuant to Rule 415(a)(6), the registration fee of $67.56 associated with the offering of the Existing Warrant Shares is hereby applied to offset the registration fees associated with this Registration Statement. Excluding the issuance of the Existing Warrant Shares, another $71,830,450 of unsold securities previously registered by the registrant on the Prior Registration Statement remain unsold (the “Unsold Securities”), resulting in an additional $8,942.89 in registration fees paid at the time of the filing of the Prior Registration Statement remaining unused. Pursuant to Rule 457(p) of the Securities Act, the Registrant also hereby applies these unused registration fees from the Prior Registration Statement to offset the registration fees associated with this Registration Statement. The registrant is also registering new securities on this Registration Statement with an aggregate initial offering price of $27,626,910 (the “New Securities”), which aggregate offering price is not specified as to each class of security. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities and Existing Warrant Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As a result, net registration fees of $1,899.55 are payable in connection with the offering of new securities under this Registration Statement.
(6)	Calculated pursuant to Rule 457(o) of the rules and regulations of the Securities Act. The filing fee of $9,199.78 relating to the Unsold Securities and Existing Warrant Shares under the Prior Registration Statement was previously paid and will continue to be applied to such Unsold Securities and Existing Warrant Shares. See also footnote (5) above. A filing fee of $1,710.22 with respect to the New Securities was paid upon the initial filing of this Registration Statement and a total filing fee of $189.33 is payable in connection with this Amendment No. 1.
(7)	Including debentures, notes, or other evidences of indebtedness.

(8)	Includes warrants to purchase shares of common stock, warrants to purchase shares of preferred stock, and warrants to purchase debt securities.
(9)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(10)	$10,720.67 previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus, which covers the offering, issuance and sale by us of up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

•	a warrant share prospectus covering up to 190,400 shares of the registrant’s common stock that are issuable upon the exercise of previously issued and outstanding warrants of the registrant.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The prospectus relating to the 190,400 shares of common stock issuable upon the exercise of outstanding warrants immediately and sequentially follows the base prospectus. The 190,400 shares of common stock that may be offered, issued and sold pursuant to that prospectus are included in the $100,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

Information contained herein is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER [ ], 2021

PROSPECTUS

NextPlay Technologies, Inc.

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, or a combination of these securities or units (collectively referred to as “securities”) for an aggregate initial offering price of up to $100 million. The preferred stock may be convertible into shares of our common stock or shares of our preferred stock. The warrants may be exercisable for shares of our common stock or shares of our preferred stock or debt securities. The units may consist of any combination of the other types of securities described in this prospectus. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference herein or therein before you purchase any of the securities offered hereby.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NXTP.” On September 23, 2021, the last reported sales price of our common stock on The Nasdaq Capital Market was $1.58 per share. There is currently no market for the other securities we may offer. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the Nasdaq Capital Market or any other securities market or exchange covered by the prospectus supplement. Pursuant to Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As of the date of this prospectus, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates of the Company (i.e., our public float) was approximately $58,935,100 and the total value of our entire voting and nonvoting common equity was approximately $178,907,292, each based on the closing sales price of the Company’s common stock on September 3, 2021, which closing sales price was $2.04. We have offered and sold $18,141,250 in securities pursuant to Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus .

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities involves risks. You should carefully consider the risk factors under, and incorporated by reference in, “Risk Factors” beginning on page 7 of this prospectus, and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, and in the other documents incorporated by reference herein, before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2021.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

●	this prospectus, which provides general information, some of which may not apply to your securities;

●	a prospectus supplement (including any free writing prospectus), which describes the terms of the securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

●	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

●	the pricing supplement, if any;

●	the prospectus supplement; and

●	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, the SEC or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement and any related free writing prospectus that we may authorize to be provided to you is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement and free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before making an investment decision. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the accompanying prospectus supplement and any free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus, the accompanying prospectus supplement, and any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have previously filed with the SEC and incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that NextPlay Technologies, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. This prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus and the applicable prospectus supplement are incorporated by reference herein and therein, are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus and the applicable prospectus supplement and incorporated herein and therein by reference, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus and the applicable prospectus supplement or incorporated herein or therein by reference, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under, and incorporated by reference in, the section entitled “Risk Factors” of this prospectus and the applicable prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein and the applicable prospectus supplement, as well as the data of competitors as they relate to NextPlay Technologies, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus and the applicable prospectus supplement to “we,” “us,” “our,” the “Registrant,” “NextPlay”, or the “Company,” refer to NextPlay Technologies, Inc. formerly Monaker Group, Inc., and its consolidated subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus and the accompanying prospectus supplement before making an investment decision to purchase our securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus and the accompanying prospectus supplement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information”, below.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our securities, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, the prospectus supplement, and any free writing prospectus, especially the risks of investing in our securities as discussed under, and incorporated by reference in, the sections entitled “Risk Factors” herein and therein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

NextPlay Technologies, Inc. offers an ecosystem for video gamers, digital consumers, and travelers through its three divisions: (i) Media; (ii) FinTech; and (iii) Travel. Through the development and integration of innovative technology solutions, NextPlay is building a unified platform that offers a suite of personal services for its users.

Media Division

HotPlay

HotPlay Enterprise Limited (“HotPlay”), which is wholly-owned by NextPlay, is an in-game advertising (“IGA”) platform that delivers advertisements into video games without disrupting gameplay, enabling video games to monetize without compromising on the integrity of the game. The platform enables advertisers and merchants of all sizes to hyper-locally deliver promotional coupons to gamers, offering them real world rewards from playing video games. Video games could also deliver relevant virtual rewards through the platform in order to increase retention rate.

Upon receiving the rewards, gamers are able to access them via the HotPlay redemption mobile application (“Redemption App”). The redemption app also features a list of games integrated with HotPlay IGA, giving video games visibility among the HotPlay user base.

In order to increase HotPlay IGA adoption among third party video game developers, HotPlay has established an in-house game development studio dedicated to developing casual and hyper-casual games that help showcase the capabilities of our technology.

Reinhart TV/Zappware

Reinhart TV AG/Zappware NV (“Reinhart”) is an award-winning entertainment service provider. The platform, which is currently deployed on devices across Europe and Latin America, provides end users with an intuitive and personalized multi-screen TV experience across set-top boxes, connected TVs, smartphones, tablets, and PCs. The platform also provides a service management system that enables operators to effectively manage user experience and monetization of their services.

Following the 51% acquisition of Reinhart on June 23, 2021, NextPlay is integrating its HotPlay IGA platform with Reinhart, which is anticipated to provide HotPlay access to Reinhart’s significant Pay TV customer base. Furthermore, the integration is expected to provide Reinhart with a more comprehensive offering for operators as they transition from a business-to-business (B2B) model to a business-to-business-to-consumer (B2B2C) model. NextPlay plans to further increase the combined platform suite of services by integrating FinTech and Travel offerings in the future.

FinTech Division

Longroot

NextPlay owns 100% of Longroot, Inc. (“Longroot”), which in turn owned 75 % of Longroot Limited, a Cayman Islands company (“Longroot Cayman”). Longroot Cayman owns 49% of the outstanding ordinary shares (with 51% of the Preferred shares owned by two Thai citizen nominee shareholders) of Longroot Holding (Thailand) Company Limited (“Longroot Thailand”), provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand. Longroot Thailand is an Initial Coin Offering (“ICO”) Portal that provides digital asset financing and investment services that are fully regulated and licensed by the Securities and Exchange Commission of Thailand (the “Thai SEC”). It is focused on creating Thai regulated cryptocurrencies backed by high quality assets that are designed to be more resistant to market declines. The initial class of assets includes video games, insurance, precious metals, and real estate.

Longroot Thailand is a licensed ICO Portal under the Thai SEC, and is regulated under the Thai Digital Asset Law which stipulates that all offerings of digital assets have to be conducted via a Thai SEC licensed ICO Portal.

NextBank International

NextBank International (“NextBank”) (previously International Financial Enterprise Bank), which is wholly-owned by NextPlay, is an International Financial Entity (“IFE”) operating under the laws of the Commonwealth of Puerto Rico. Licensed under Act 273 by the Office of the Commissioner of Financial Institutions (“OCIF”), NextBank currently offers concierge services to high net worth individuals and entrepreneurs, and loan products.

Following the completed acquisition of NextBank on July 21, 2021, NextPlay plans to create a diversified FinTech solution company that offers asset banking, asset management and mobile payment and banking services.

Travel Division

NextTrip

NextTrip (currently operated through NextPlay) offers booking solutions for both business and leisure travel via NextTrip Business and NextTrip Journeys, respectively. NextTrip Business offers corporate travel management solutions for small- and medium- sized businesses and allows companies to manage travel expenses, travel booking, expense reports, and provides access to concierge-like travel support services, while NextTrip Journeys provides an online travel agency portal where Personal Journey Consultants book and manage vacation packages with concierge like services.

The platform is powered by a proprietary property management system and booking engine that has approximately 3.4 million instantly confirmed vacation rental units.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Our Contact Information

Our principal executive offices are located at 1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida 33323 and our telephone number is (954) 888-9779.

Additional information about us is available on our website at www.Nextplaytechnologies.com. We do not incorporate the information on or accessible through our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

*****

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

*****

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

●	common stock;

●	preferred stock, in one or more series;

●	debt securities;

●	warrants to purchase shares of common stock, shares of preferred stock or debt securities; or

●	any combination of the foregoing securities, in units.

We refer to our common stock, preferred stock, debt securities, warrants, and units collectively in this prospectus as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement and may provide a free writing prospectus that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	rates and times of payment of dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any;

●	conversion prices, if any; and

●	important federal income tax considerations.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. We and our agents, underwriters and dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters or dealers;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the Nasdaq Capital Market under the symbol “NXTP.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. We have summarized certain general features of our stock under “Description of Common Stock.” We urge you to read our Articles of Incorporation, as amended and our Bylaws, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to any offering of our common stock.

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Prior to the issuance of shares of each series, our Board of Directors will determine the rights, preferences, privileges and restrictions of such preferred stock series, and will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following: any dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock or preferred stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. If we elect to issue preferred stock, we will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered. We have summarized certain general features of the preferred stock under “Description of Preferred Stock.” We urge you to read the complete certificate of designation containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of shares of common stock, shares of preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time. The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement under which the units are designated, if any, describing the terms of the units we are offering before the issuance of the related units. We have summarized certain general features of the units under “Description of Units.” We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement, if any, designating the units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will, and any free writing prospectus may, contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any information contained in any free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, and Item 1A, “Risk Factors” in our most recent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, as such may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. For more information, see “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. In addition, please read “Forward-Looking Statements” in this prospectus, below, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains, and the prospectus supplement will contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus and the prospectus supplement. These factors include, but are not limited to:

•	Combining HotPlay and the Company may be more difficult, costly or time-consuming than expected and the Company may fail to realize the anticipated benefits of the HotPlay share exchange, including expected financial and operating performance of the combined company;

•	Uncertainty and illiquidity in credit and capital markets can impair our ability to obtain credit and financing on acceptable terms and can adversely affect the financial strength of our business partners;

•	Various third parties owe the Company a significant amount of money which may not be timely paid, if at all;

•	The Company owes significant amounts to Streeterville Capital, LLC, which is secured by a security interest over substantially all of its assets;

•	The Company will need to raise additional funding to support its operations, both before and after the closing, which funding may not be available on favorable terms, if at all;

•	The Company’s operations have been negatively affected by, and have experienced material declines as a result of, COVID-19 and the governmental responses thereto;

•	Currently pending and future litigation affecting the Company may have a material adverse effect on the Company;

•	The Company’s operations are subject to uncertainties and risks outside of its control, including third party delays in submissions of alternative lodging rental listings and failures to maintain such rental listings, integrations of such listings and the renewal of such listings;

•	The Company is subject to extensive government regulations and rules, the failure to comply which may have a material adverse effect on the Company;

•	The success of the Company is subject to the development of new products and services over time;

•	Longroot Holding (Thailand) Company Limited’s (“Longroot Thailand’s”) operations are subject to risks associated with cryptocurrency exchanges being a new industry, regulatory changes and/or restrictions, potential illegal uses of cryptocurrencies, the acceptance and widespread use of cryptocurrencies, cyber security risks, and competing blockchain technologies;

•	NextBank International’s operations are subject to numerous risks, regulatory changes and/or restrictions;

•	The Company is subject to competition with competitors who have significantly more resources, more brand recognition and a longer operating history than the Company;

•	The Company is subject to risks associated with failures to maintain intellectual property and claims by third parties relating to allegation that the Company violated such third parties’ intellectual property rights;

•	The Company relies on third party service providers and the failure of such third parties to provide the services contracted for, on the terms contracted, or otherwise, could have a material adverse effect on the Company;

•	The Company relies on the Internet and Internet infrastructure for its operations and in order to generate revenues;

•	The Company’s ability to raise funding, and dilution caused by such fundings, anti-dilution rights included in outstanding warrants; and

•	The trading price of the Company’s common stock is subject to numerous risks, including volatility and illiquidity;

•	The price of our common stock may fluctuate significantly, and you could lose all or part of your investment;

•	The officers and directors of the Company have the ability to exercise significant influence over the Company;

•	Our business depends substantially on property owners and managers renewing their listings;

•	The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors;

•	If we are unable to adapt to changes in technology, our business could be harmed;

•	We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs;

•	We have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all; and

•	other risk factors included under or incorporated by reference in, “Risk Factors” above and under “Risk Factors” in any prospectus supplement and filings incorporated by reference herein and therein.

You should read this prospectus and the prospectus supplement, those documents incorporated by reference herein and therein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or any free writing prospectus or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” in this prospectus, any prospectus supplement, and other sections of this prospectus, and the documents we incorporate by reference or file as part of any prospectus supplement or free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities. The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF COMMON STOCK

We have 500,000,000 shares of authorized common stock, $0.00001 par value per share.

As of September 17, 2021, we had 87,518,403 shares of common stock outstanding.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please refer to the “Where You Can Find More Information” section of this prospectus for directions on obtaining these documents. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock (if any) and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Nevada law, our Articles of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Certain provisions of Nevada law, and our Articles of Incorporation and our Bylaws, each as amended and subject, where applicable as described below, our opting out of certain provisions of Nevada law, contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The Nevada control share statutes apply to any corporation domiciled in Nevada that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and that does business in Nevada directly or through an affiliated corporation.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do not apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock pursuant to our Articles of Incorporation, as amended, will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Transfer Agent

The transfer agent for our common stock is Colonial Stock Transfer Co, Inc., 66 Exchange Place, 1st floor, Salt Lake City, Utah 84111.

Listing on the Nasdaq Capital Market

Our common stock is quoted on the Nasdaq Capital Market under the symbol “NXTP.”

DESCRIPTION OF PREFERRED STOCK

We have 100,000,000 shares of authorized preferred stock, $0.00001 par value per share (“Preferred Stock”). As of September 17, 2021, we had no shares of Series A Preferred Stock outstanding (with 3,000,000 shares designated), no shares of Series B Convertible Preferred Stock outstanding (with 10,000,000 designated), no shares of Series B Convertible Preferred Stock outstanding (with 3,828,500 designated); and no shares of Series D Convertible Preferred Stock outstanding (with 6,100,000 designated).

Series A Convertible Preferred Stock

The holders of record of shares of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders of the Company and are entitled to one hundred (100) votes for each share of Series A Preferred Stock. Each share of Series A Preferred Stock is redeemable at $1.00 per share. The Series A Preferred Stock is entitled to a 10% annual dividend, payable as, when and if, declared by the board of directors, payable on the first day of April, July, October and January.

Per the terms of the Amended and Restated Certificate of Designations relating to the Series A Preferred Stock, subject to the availability of authorized and unissued shares of Series A Preferred Stock, the holders of Series A Preferred Stock may, by written notice to the Company:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of the lower of:
(a) $62.50 per share; or
(b) at the lowest price the Company has issued stock as part of a financing.

●	convert all or part of such holder’s shares (excluding any shares issued pursuant to conversion of unpaid dividends) into debt obligations of the Company, secured by a security interest in all of the assets of the Company and its subsidiaries, at a rate of $62.50 of debt for each share of Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary (any of the foregoing, a “liquidation”), holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the common stock or any other series of preferred stock by reason of their ownership thereof an amount per share equal to $1.00 for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder, plus the amount of accrued and unpaid dividends thereon (whether or not declared) from the beginning of the dividend period in which the liquidation occurred to the date of liquidation. Additionally, each holder of Series A Preferred Stock holds a security interest in substantially all of our assets in order to secure our obligations in connection with such Series A Preferred Stock.

On July 9, 2013, the Company amended the Certificate of Designations for the Company’s Series A Preferred Stock to allow for conversion into Series C Preferred stock to grant to a holder of the Series A Preferred Stock the option to:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (which has since been withdrawn and is no longer designated), at a conversion rate of five (5) shares of Series A Preferred Stock for every one (1) share of Series C Preferred Stock; or to allow conversion into common stock at the lowest price the Company has issued stock as part of a financing to include all financings such as new debt and equity financing and stock issuances as well as existing debt conversions into stock.

On February 28, 2014, the Company’s Series A Preferred Stock stockholders agreed to authorize a change to the Certificate of Designations of the Series A Preferred Stock to lock the conversion price to the lower of (a) a fixed price of $2.50 per share; and (b) the lowest price the Company has issued stock as part of a financing after January 1, 2006.

Except for transfers to family members, or trusts for the benefit of Series A Preferred Stock holders, no holder of Series A Preferred Stock is able to transfer his/her/its shares of Series A Preferred Stock.

There are currently no shares of Series A Preferred Stock issued or outstanding.

Series B Convertible Preferred Stock

The Company filed a certificate of designation of its Series B Convertible Preferred Stock with the Secretary of State of Nevada on November 13, 2020, which was amended and restated by an amended and restated certificate of designation of its Series B Convertible Preferred Stock, filed with the Secretary of State of Nevada on January 8, 2021 (as amended and restated, the “Series B Designation”). The Series B Designation designated 10,000,000 shares of Series B Preferred Stock, $0.00001 par value per share (“Series B Preferred Stock”). The Series B Preferred Stock has the following rights:

Dividend Rights. The Series B Preferred Stock does not accrue dividends.

Liquidation Preference. The Series B Designation provides that the Series B Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock and Series C Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series B Preferred Stock, pari passu with the holders of the Series C Preferred Stock and common stock, an amount equal to $0.9272121 per share, or $9,272,121 in aggregate.

Conversion Rights. Each share of Series B Preferred Stock was automatically convertible on the Approval Date (defined below), into 0.74177 shares of common stock. For the purposes of the following sentence:

●	“Approval Date” means the later of (a) the fifth business day after the approval by the Company’s stockholders of the Axion Preferred Conversion (which has been approved to date); (b) the business day that the Company has affected a reverse stock split of its outstanding common stock subsequent to the approval by the Company’s stockholders of the issuance of shares of common stock upon the conversion of the Series B Preferred Stock and Series C Preferred Stock of the Company, to the extent such reverse stock split is deemed necessary by a Majority In Interest (defined below); (c) the date that Nasdaq has approved the continued listing of the Company’s common stock on Nasdaq following the closing of the HotPlay Share Exchange; and (d) the closing of the HotPlay Share Exchange.

●	“Majority In Interest” means holders holding a majority of the then aggregate shares of Series B Preferred Stock issued and outstanding or the majority of the then aggregate shares of Series C Preferred Stock issued and outstanding, depending on which class of preferred stock holders are approving such matter.

The Series B Preferred Stock automatically converted into common stock of the Company on June 30, 2021, upon closing of the HotPlay Share Exchange.

Additionally, the maximum number of shares of common stock to be issued in connection with the conversion of all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock shares (and upon conversion or exercise of any other securities required to be aggregated with the Series B Preferred Stock and Series C Preferred Stock shares pursuant to the applicable rules and requirements of Nasdaq), cannot exceed such number of shares of common stock that would violate applicable listing rules of Nasdaq in the event the Company’s stockholders do not approve the issuance of the common stock issuable in connection with such conversion.

Voting Rights. The Series B Preferred Stock have no voting rights on general matters to come before the stockholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a Majority In Interest:

(a)        Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

(b)        Re-issuing any shares of Series B Preferred Stock converted pursuant to the terms of the Series B Designation;

(c)        Effecting an exchange, reclassification, or cancellation of all or a part of the Series B Preferred Stock;

(d)        Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock;

(e)        Issuing any shares of Series B Preferred Stock other than pursuant to the exchange agreement entered into between the Company and certain shareholders and debt holders of Axion Ventures, Inc.;

(f)        Altering or changing the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series; or

(g)       Amending or waiving any provision of the Company’s articles of incorporation or bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series B Preferred Stock does not have any redemption rights.

Series C Convertible Preferred Stock

The Company filed a certificate of designation of its Series C Convertible Preferred Stock with the Secretary of State of Nevada on November 13, 2020 (the “Series C Designation”). The Series C Designation, which was approved by the Board of Directors of the Company on November 12, 2020, designates 3,828,500 shares of Series C Preferred Stock, $0.00001 par value per share of the Company (“Series C Preferred Stock”). The Series C Preferred Stock has the following rights:

Dividend Rights. The Series C Preferred Stock does not accrue dividends.

Liquidation Preference. The Series C Designation provides that the Series C Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock and Series B Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence any such action, pay the holders of the Series C Preferred Stock, pari passu with the holders of the Series B Preferred Stock and common stock, an amount equal to $2.00 per share, or $7,657,000 in aggregate.

Conversion Rights. Each share of Series C Preferred Stock is automatically convertible on the Approval Date (defined and described above under “Series B Convertible Preferred Stock”), into one share of common stock (adjustable for stock splits and similar recapitalizations).

The Series C Preferred Stock automatically converted into common stock of the Company on June 30, 2021, upon closing of the HotPlay Share Exchange.

Additionally, the maximum number of shares of common stock to be issued in connection with the conversion of all of the outstanding shares of Series C Preferred Stock and Series B Preferred Stock shares (and upon conversion or exercise of any other securities required to be aggregated with the Series C Preferred Stock and Series B Preferred Stock shares pursuant to the applicable rules and requirements of Nasdaq), cannot exceed such number of shares of common stock that would violate applicable listing rules of Nasdaq in the event the Company’s stockholders do not approve the issuance of the common stock issuable in connection with such conversion.

Voting Rights. The Series C Preferred Stock have no voting rights on general matters to come before the stockholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a Majority In Interest:

(a)        Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock;

(b)        Re-issuing any shares of Series C Preferred Stock converted pursuant to the terms of the Series C Designation;

(c)        Effecting an exchange, reclassification, or cancellation of all or a part of the Series C Preferred Stock;

(d)        Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series C Preferred Stock;

(e)        Issuing any shares of Series C Preferred Stock other than pursuant to the exchange agreement entered into between the Company and certain shareholders and debt holders of Axion Ventures, Inc.;

(f)         Altering or changing the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series; or

(g)        Amending or waiving any provision of the Company’s articles of incorporation or bylaws relative to the Series C Preferred Stock so as to affect adversely the shares of Series C Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series C Preferred Stock does not have any redemption rights.

Series D Convertible Preferred Stock

On July 21, 2021, the Company designated Series D Convertible Preferred Stock (“Series D Preferred Stock”), by filing a Certificate of Designation of such Series D Preferred Stock with the Secretary of State of Nevada (the “Series D Designation”). The Series D Designation, which was approved by the Board of Directors of the Company on July 15, 2021, designated 6,100,000 shares of Series D Preferred Stock, $0.00001 par value per share. The Series D Preferred Stock has the following rights:

Dividend Rights. The Series D Preferred Stock does not accrue dividends.

Liquidation Preference. The Series D Designation provides that the Series D Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock; and (b) junior to all current and future senior indebtedness and securities of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series D Preferred Stock, pari passu with the holders of the common stock, an amount equal to the Liquidation Preference per share of Series D Preferred Stock. The “Liquidation Preference” per share of the Series D Preferred Stock is equal to $1.00 per share, or $6,100,000 in aggregate.

Conversion Rights. Each share of Series D Preferred Stock is automatically convertible on the fifth business day after the date that the shareholders of the Company, as required pursuant to applicable rules and regulations of Nasdaq, has approved the issuance of the shares of common stock upon conversion of the Series D Preferred Stock, and such other matters as may be required by Nasdaq or SEC rules and requirements to allow the conversion of the Series D Preferred Stock, into that number of shares of common stock as equal the Conversion Rate multiplied by the then outstanding shares of Series D Preferred Stock. For the purposes of the following sentence: “Conversion Rate” equals 0.44 shares of Company common stock for each share of Series D Preferred Stock converted, which equals (i) the Liquidation Preference ($1.00 per share of Series D Preferred Stock), divided by (ii) $2.28, the average of the closing sales prices for the Company’s common stock on the Nasdaq Capital Market for the 30 days prior to July 15, 2021, rounded to the nearest hundredths place, subject to equitable adjustment for stock splits and combinations.

Voting Rights. The Series D Preferred Stock have no voting rights on general matters to come before the shareholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a majority in interest of such shares:

(a)       Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock;

(b)       Re-issuing any shares of Series D Preferred Stock converted pursuant to the terms of the Series D Designation;

(c)       Effecting an exchange, reclassification, or cancellation of all or a part of the Series D Preferred Stock;

(d)       Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series D Preferred Stock;

(e)       Issuing any shares of Series D Preferred Stock other than pursuant to the Securities Purchase Agreement entered into between the Company and David Ng, an individual, dated June 30, 2021;

(f)       Altering or changing the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares of such series; or

(g)       Amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series D Preferred Stock so as to affect adversely the shares of Series D Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series D Preferred Stock does not have any redemption rights.

* * * * *

General

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The Board may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or preferred stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock or preferred stock will also be stated in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder and/or at our option, and may include provisions pursuant to which the number of shares of our common stock or preferred stock to be received by the holders of preferred stock would be subject to adjustment.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the person to whom any interest on a debt security of the series will be paid;

●	the date or dates on which we must repay the principal;

●	the rate or rates at which the debt securities will bear interest;

●	the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of such terms will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agent and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

●	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

●	reduce the amount receivable upon exercise, cancellation or expiration;

●	shorten the period of time during which the warrants may be exercised;

●	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

●	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

●	the issuance of common stock as a dividend or distribution on the common stock;

●	subdivisions and combinations of the common stock (or as applicable to warrants to purchase preferred stock and the preferred stock);

●	the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

●	the distribution to all holders of common stock of evidence of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

●	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise, shares of common stock issued with capital stock rights; and

●	after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Florida.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock”, “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and unit agreements will be governed by and construed in accordance with the laws of the State of Florida.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well;

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities; and

●	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; and

●	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act (including as discussed in greater detail below).

Sales may be affected in transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the Nasdaq Capital Market in the case of shares of our common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through the writing of options; or

●	through the settlement of short sales.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the amount of securities underwritten;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any material relationships between the underwriters and the Company; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.

Any underwritten offering may be on a best-efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be affected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance and where applicable, subject to the requirements of the Nasdaq Capital Market (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Selling stockholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by The McGeary Law Firm, P.C., Bedford, Texas. Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of the Company as of February 28, 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 28, 2021, have been audited by TPS Thayer, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated balance sheets of the Company as of February 29, 2020 and February 28, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 29, 2020 and February 28, 2019, have been audited by Thayer O’Neal Company, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated balance sheet of HotPlay Enterprise Limited as of and for the period from March 6, 2020 (Inception) to February 28, 2021, and the related consolidated statement of comprehensive loss, consolidated statement of changes in shareholders’ equity, and consolidated statement of cash flows for the period from March 6, 2020 (Inception) to February 28, 2021, appearing in the Company’s Current Report on Form 8-K/A (Amendment No. 1), filed with the SEC on September 8, 2021, have been audited by TPS Thayer, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement, respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and a prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus is a part and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K, for the fiscal year ended February 28, 2021, filed with the SEC on June 8, 2021;

●	Our Quarterly Report on Form 10-Q, for the fiscal quarter ended May 31, 2021, filed with the SEC on July 14, 2021; and

●	Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 22, 2021, March 26, 2021, April 6, 2021, April 7, 2021, April 8, 2021, April 9, 2021, April 19, 2021, May 11, 2021, May 18, 2021, May 21, 2021, June 2, 2021, June 11, 2021, June 14, 2021, June 25, 2021, July 7, 2021, July 7, 2021, July 9, 2021, July 27, 2021, August 23, 2021, July 27, 2021, August 23, 2021, August 25, 2021, August 25, 2021, September 3, 2021, September 8, 2021, September 22, 2021, and September 24, 2021;

●	Our Definitive Proxy Statements on Schedule 14A filed with the SEC on January 11, 2021 and March 4, 2021; and

●	The description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-220619), as originally filed with the SEC on September 25, 2017, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings (and the exhibits thereto), at no cost, by writing or telephoning us at:

NextPlay Technologies, Inc.

 1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

Attn: Secretary

Phone: (954) 888-9779

Fax: (954) 888-9082

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing of this prospectus and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

NEXTPLAY TECHNOLOGIES, INC.

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

September       , 2021

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities, and it is not a solicitation of an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, SEPTEMBER 24, 2021

PROSPECTUS

NEXTPLAY TECHNOLOGIES, INC.

190,400 Shares of Common Stock

Issuable Upon Exercise of Warrants

This prospectus relates to shares of our common stock issuable upon the exercise of our outstanding warrants to purchase an aggregate of 190,400 shares of our common stock. The warrants were originally issued by us in a registered offering on or about October 2, 2018 (the “Warrants”). The Warrants originally had an exercise price of $2.85 per share, which exercise price has been reduced to $2.00 per share by the anti-dilution rights of the Warrants. The Warrants expire on October 2, 2023. The Warrants were originally issued by us on October 2, 2018, pursuant to a prospectus dated July 2, 2018, and a related prospectus supplement dated October 1, 2018. Each of the Warrants is exercisable at any time until their expiration. Upon exercise of the Warrants for cash, the holders of the Warrants would pay us the exercise price per share of common stock, or an aggregate of approximately $380,800 if all of the Warrants are exercised in full for cash (subject to certain cashless exercise rights).

Our common stock is traded on The Nasdaq Capital Market under the symbol “NXTP.” On September 23, 2021, the last reported sale price of our common stock was $1.58 per share.

Investing in our securities involves risks. You should carefully consider the risk factors under, and incorporated by reference in, “Risk Factors” beginning on page 7 of this prospectus and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, and in the other documents incorporated by reference herein, before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2021

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TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

In this prospectus, NextPlay Technologies, Inc. is referred to herein as “NextPlay,”, “NextPlay Technologies”, the “Company,” “we,” “us” and “our.”

This prospectus and any prospectus supplement relate to the offering by us of a portion of the shares of our common stock issuable upon the exercise of Warrants previously issued in October 2018. We had an existing “shelf” Registration Statement on Form S-3, File No. 333-224309, that was declared effective on July 2, 2018 and which expired on July 2, 2021 pursuant to Rule 415(a)(5) under the Securities Act (the “Prior Registration Statement”). We filed a new “shelf” Registration Statement on Form S-3, File No. 333- 257457, of which this prospectus and any prospectus supplement forms a part (the “New Registration Statement”). The common stock registered under the New Registration Statement includes shares of common stock underlying Warrants to purchase an aggregate of 190,400 shares of common stock at an exercise price of $2.00 per share, which Warrants were previously issued by us and registered under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of the New Registration Statement. We are filing this prospectus under the New Registration Statement for the sole purpose of ensuring that an effective registration statement at all times covers the exercise of such previously issued Warrants.

Before buying any shares of common stock underlying the Warrants, we urge you to carefully read this prospectus and any prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus contains information about the common stock underlying the Warrants.

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus and any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any related free writing prospectus, or any sale of a security.

Our logo and some of our trademarks and tradenames are used in this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein. This prospectus and any prospectus supplement and the documents incorporated by reference herein and therein also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus and any prospectus supplement are incorporated by reference herein and therein, are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus and incorporated herein by reference, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus or incorporated herein by reference, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under, and incorporated by reference in, the section entitled “Risk Factors” of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein or incorporated herein by reference, as well as the data of competitors as they relate to NextPlay Technologies, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus and any prospectus supplement to “we,” “us,” “our,” the “Registrant,” “NextPlay”, or the “Company,” refer to NextPlay Technologies, Inc. and its subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

This prospectus and any prospectus supplement contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus. These factors include, but are not limited to:

•	Combining HotPlay Enterprise Limited (“HotPlay”) and the Company may be more difficult, costly or time-consuming than expected and the Company may fail to realize the anticipated benefits of the HotPlay share exchange, including expected financial and operating performance of the combined company;

•	Uncertainty and illiquidity in credit and capital markets can impair our ability to obtain credit and financing on acceptable terms and can adversely affect the financial strength of our business partners;

•	Various third parties owe the Company a significant amount of money which may not be timely paid, if at all;

•	The Company owes significant amounts to Streeterville Capital, LLC, which is secured by a security interest over substantially all of its assets;

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•	The Company will need to raise additional funding to support its operations, both before and after the closing, which funding may not be available on favorable terms, if at all;

•	The Company’s operations have been negatively affected by, and have experienced material declines as a result of, COVID-19 and the governmental responses thereto;

•	Currently pending and future litigation affecting the Company may have a material adverse effect on the Company;

•	The Company’s operations are subject to uncertainties and risks outside of its control, including third party delays in submissions of alternative lodging rental listings and failures to maintain such rental listings, integrations of such listings and the renewal of such listings;

•	The Company is subject to extensive government regulations and rules, the failure to comply which may have a material adverse effect on the Company;

•	The success of the Company is subject to the development of new products and services over time;

•	Longroot Holding (Thailand) Company Limited’s (“Longroot Thailand’s”) operations are subject to risks associated with cryptocurrency exchanges being a new industry, regulatory changes and/or restrictions, potential illegal uses of cryptocurrencies, the acceptance and widespread use of cryptocurrencies, cyber security risks, and competing blockchain technologies;

•	NextBank International’s operations are subject to numerous risks, regulatory changes and/or restrictions;

•	The Company is subject to competition with competitors who have significantly more resources, more brand recognition and a longer operating history than the Company;

•	The Company is subject to risks associated with failures to maintain intellectual property and claims by third parties relating to allegations that the Company violated such third parties’ intellectual property rights;

•	The Company relies on third party service providers and the failure of such third parties to provide the services contracted for, on the terms contracted, or otherwise, could have a material adverse effect on the Company;

•	The Company relies on the Internet and Internet infrastructure for its operations and in order to generate revenues;

•	The Company’s ability to raise funding, and dilution caused by such fundings, anti-dilution rights included in outstanding warrants; and

•	The trading price of the Company’s common stock is subject to numerous risks, including volatility and illiquidity;

•	The price of our common stock may fluctuate significantly, and you could lose all or part of your investment;

•	The officers and directors of the Company have the ability to exercise significant influence over the Company;

•	Our business depends substantially on property owners and managers renewing their listings;

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•	The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors;

•	If we are unable to adapt to changes in technology, our business could be harmed;

•	We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs;

•	We have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all; and

•	other risk factors included under or incorporated by reference in, “Risk Factors” and filings incorporated by reference herein.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus and in the documents incorporated herein by reference. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus and in the documents incorporated by reference herein by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors discussed herein and, in the prospectus, or incorporated by reference herein or therein, in addition to the other information set forth in this prospectus, any free writing prospectus and in the documents incorporated herein and therein by reference.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus and any prospectus supplement carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page 7, the financial statements and other information incorporated by reference in this prospectus and any prospectus supplement when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Overview

NextPlay Technologies, Inc. offers an ecosystem for video gamers, digital consumers, and travelers through its three divisions: (i) Media; (ii) FinTech; and (iii) Travel. Through the development and integration of innovative technology solutions, NextPlay is building a unified platform that offers a suite of personal services for its users.

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Media Division

HotPlay

HotPlay Enterprise Limited (“HotPlay”), which is wholly-owned by NextPlay, is an in-game advertising (“IGA”) platform that delivers advertisements into video games without disrupting gameplay, enabling video games to monetize without compromising on the integrity of the game. The platform enables advertisers and merchants of all sizes to hyper-locally deliver promotional coupons to gamers, offering them real world rewards from playing video games. Video games could also deliver relevant virtual rewards through the platform in order to increase retention rate.

Upon receiving the rewards, gamers are able to access them via the HotPlay redemption mobile application (“Redemption App”). The redemption app also features a list of games integrated with HotPlay IGA, giving video games visibility among the HotPlay user base.

In order to increase HotPlay IGA adoption among third party video game developers, HotPlay has established an in-house game development studio dedicated to developing casual and hyper-casual games that help showcase the capabilities of our technology.

Reinhart TV/Zappware

Reinhart TV AG/Zappware NV (“Reinhart”) is an award-winning entertainment service provider. The platform, which is currently deployed on devices across Europe and Latin America, provides end users with an intuitive and personalized multi-screen TV experience across set-top boxes, connected TVs, smartphones, tablets, and PCs. The platform also provides a service management system that enables operators to effectively manage user experience and monetization of their services.

Following the 51% acquisition of Reinhart on June 23, 2021, NextPlay is integrating its HotPlay IGA platform with Reinhart, which is anticipated to provide HotPlay access to Reinhart’s significant Pay TV customer base. Furthermore, the integration is expected to provide Reinhart with a more comprehensive offering for operators as they transition from a business-to-business (B2B) model to a business-to-business-to-consumer (B2B2C) model. NextPlay plans to further increase the combined platform suite of services by integrating FinTech and Travel offerings in the future.

FinTech Division

Longroot

NextPlay owns 100% of Longroot, Inc. (“Longroot”), which in turn owned 75% of Longroot Limited, a Cayman Islands company (“Longroot Cayman”). Longroot Cayman owns 49% of the outstanding ordinary shares (with 51% of the Preferred shares owned by two Thai citizen nominee shareholders) of Longroot Holding (Thailand) Company Limited (“Longroot Thailand”), provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand. Longroot Thailand is an Initial Coin Offering (“ICO”) Portal that provides digital asset financing and investment services that are fully regulated and licensed by the Securities and Exchange Commission of Thailand (the “Thai SEC”). It is focused on creating Thai regulated cryptocurrencies backed by high quality assets that are designed to be more resistant to market declines. The initial class of assets includes video games, insurance, precious metals, and real estate.

Longroot Thailand is a licensed ICO Portal under the Thai SEC, and is regulated under the Thai Digital Asset Law which stipulates that all offerings of digital assets have to be conducted via a Thai SEC licensed ICO Portal.

NextBank International

NextBank International (“NextBank”) (previously International Financial Enterprise Bank), which is wholly-owned by NextPlay, is an International Financial Entity (“IFE”) operating under the laws of the Commonwealth of Puerto Rico. Licensed under Act 273 by the Office of the Commissioner of Financial Institutions (“OCIF”), NextBank currently offers concierge services to high net worth individuals and entrepreneurs, and loan products.

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Following the completed acquisition of NextBank on July 21, 2021, NextPlay plans to create a diversified FinTech solution company that offers asset banking, asset management and mobile payment and banking services.

Travel Division

NextTrip

NextTrip (currently operated through NextPlay) offers booking solutions for both business and leisure travel via NextTrip Business and NextTrip Journeys, respectively. NextTrip Business offers corporate travel management solutions for small- and medium- sized businesses and allows companies to manage travel expenses, travel booking, expense reports, and provides access to concierge-like travel support services, while NextTrip Journeys provides an online travel agency portal where Personal Journey Consultants book and manage vacation packages with concierge like services.

The platform is powered by a proprietary property management system and booking engine that has approximately 3.4 million instantly confirmed vacation rental units.

Our Contact Information

Our principal executive offices are located at 1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida 33323 and our telephone number is (954) 888-9779.

Additional information about us is available on our website at www.Nextplaytechnologies.com. We do not incorporate the information on or accessible through our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

THE OFFERING

The Warrants were originally issued by us in a registered offering on or about October 1, 2018. See the “Plan of Distribution” section in this prospectus for more information regarding this offering and “Description of Warrants” for more information regarding the Warrants.

Issuer	NextPlay Technologies, Inc.

Shares offered by us	190,400 shares of our common stock issuable upon exercise of Warrants previously issued. The Warrants have an exercise price of $2.00. The Warrants have been exercisable since the date of issuance, and will expire on October 2, 2023.

Shares outstanding	87,518,403(1)

Shares outstanding following this offering if all Warrants are exercised	87,708,803 shares assuming all Warrants are exercised in full for cash and without giving effect to any other issuances of common stock subsequent to September 23, 2021.

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Use of proceeds	We currently intend to use the net proceeds from the exercise of the Warrants (up to $380,800 ), if any, to augment our working capital and for general corporate purposes. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash used by our operations, and we will retain broad discretion in the allocation of the net proceeds from the exercise of the Warrants. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus as it relates to the use of the proceeds of the Warrants, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

Trading	Our common stock is traded on The Nasdaq Capital Market under the symbol “NXTP”

(1)	As of September 17, 2021 and excludes:

●	2,660,421 shares of common stock issuable upon the exercise of outstanding and exercisable warrants to purchase shares of common stock at a weighted-average exercise price of $2.51 per share;

●	507,500 shares of common stock which may be issuable upon the exercise of the outstanding Convertible Promissory Notes; and

●	shares of our common stock that may be granted under our equity incentive plans.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, and Item 1A, “Risk Factors” in our most recent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, as such may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future and in any free writing prospectus that we have authorized for use in connection with this offering. For more information, see “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, below, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

Additional Risks Related to This Offering

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The exercise price of the Warrants will be substantially higher than the pro forma net tangible book value per share of our common stock as of May 31, 2021, before giving effect to this offering. Accordingly, if you purchase our common stock through the exercise of a Warrant, you will incur immediate and substantial dilution of approximately $1.75 per share, representing the difference between the exercise price of $2.00 per share and our pro forma as adjusted net tangible book value as of May 31, 2021, assuming all the Warrants are exercised for cash. Furthermore, if outstanding options or other warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus entitled “Dilution” beginning on page 10.

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Additionally, in order to raise additional capital, we are likely to engage in other capital-raising transactions, which may create further dilution.

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use such proceeds for purposes other than those contemplated at the time of this offering. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements to use such proceeds with respect to any acquisitions as of the date of this prospectus. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company and cause the price of our common stock to decline.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. A significant portion of our outstanding common stock is eligible for immediate resale in the public market. We cannot predict the effect that future sales (or the perception of possible future sales) of our common stock would have on the market price of our common stock.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

 Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants, free trading shares pursuant to Form S-8 registration statements. Our board of directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to the market price of such securities. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Investors will have no rights as a common stockholder with respect to their Warrants until they exercise their Warrants and acquire our common stock.

 Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to the shares of our common stock underlying your Warrants except as set forth in the Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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The holders of the Warrants have the right to demand that we repurchase such Warrants for the Black Scholes Value of such Warrants.

Certain of the Company’s outstanding warrant agreements, including those evidencing the Warrants, include provisions which allow such holders the right, following a fundamental transaction, such as the HotPlay share exchange, which closed on June 30, 2021, to require the Company to repurchase such securities at their Black Scholes values, which repurchase amounts may be significant and may be several times more than the exercise prices of such warrants, even if they are out-of-the-money. As a result, the Company may be forced to expend significant resources repurchasing such warrants and the funding for such repurchases may not be available on favorable terms.

The Warrants have anti-dilutive rights

 The Warrants include anti-dilution rights, which provide that if at any time while the Warrants are outstanding, we issue or are deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) securities for consideration less than the then current exercise price of the Warrants, subject to certain excepted issuances, the exercise price of such warrants is automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities, not to be less than $0.57 per share (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions). The Warrants which originally had an exercise price of $2.85 per share currently have any exercise price of $2.00 per share as a result of our April 2019 underwritten offering.

Our stock price may be volatile.

 The market price of our common stock is likely to be volatile and could be subject to wide fluctuations in response to, among other things, the risk factors described herein and other factors beyond our control. Factors affecting the trading price of our common stock could include:

●	variations in our operating results;
●	variations in operating results of similar companies and competitors;
●	changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock;
●	changes in our outlook for future operating results which are communicated to investors and analysts;
●	announcements of technological innovations, new products, services or service enhancements, strategic alliances or agreements by us or by our competitors;
●	marketing and advertising initiatives by us or our competitors;
●	the increase or decrease of listings;
●	threatened or actual litigation;
●	changes in our management;
●	recruitment or departures of key personnel;
●	market conditions in our industries and the economy as a whole;
●	the overall performance of the equity markets;
●	sales of shares of our common stock by existing stockholders;
●	global pandemics and epidemics, such as COVID-19;
●	the reports of industry research analysts who cover our competitors and us;
●	stock-based compensation expense under applicable accounting standards; and
●	adoption or modification of regulations, policies, procedures or programs applicable to our business.

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Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations and general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock regardless of our actual operating performance. Each of these factors, among others, could harm the value of our common stock.

 In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation; and we have previously been the target of this type of litigation. Securities litigation against us, regardless of the merits or outcome, could result in substantial costs and divert our management’s attention from other business concerns, which could materially harm our business.

USE OF PROCEEDS

We do not know whether any of the Warrants will be exercised or, if any of the Warrants are exercised, when they will be exercised or at what price they will be exercised. It is possible that the Warrants may expire and never be exercised, or that the current exercise price of the Warrants may be reduced as a result of subsequent events that would trigger applicable adjustments under the Warrants. Also, as discussed in the “Description of Warrants” section of this prospectus, there are certain circumstances under which the Warrants may be exercised on a cashless basis. In these circumstances, even if the Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We estimate that the maximum net proceeds that we may receive from the exercise of the Warrants, assuming the exercise, in full for cash, of the Warrants will be approximately $380,800.

We currently intend to use the net proceeds from the exercise of the Warrants, if any, to augment our working capital and for general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash used by our operations, and we will retain broad discretion in the allocation of the net proceeds from the exercise of the Warrants. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus as it relates to the use of the proceeds of the Warrants, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

Our net tangible book value as of May 31, 2021 was approximately $9.9 million, or $0.42 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

Our pro forma net tangible book value as of May 31, 2021, after taking to account the acquisition, on June 30, 2021, of HotPlay Enterprise Limited and transactions related thereto (the “HotPlay Acquisition”), was approximately $23.0 million, or $0.26 per share of common stock.

The pro forma net tangible book value of our common stock as of May 31, 2021, to give effect to (a) the HotPlay Acquisition; (b) the July 21, 2021 Exchange Agreement with Streeterville Capital, LLC (“Streeterville”), whereby Streeterville exchanged $400,000 owed under a November 2020 promissory note (which amount was partitioned into a separate promissory note) for 200,000 shares of the Company’s common stock; (c) the June 22, 2021 Exchange Agreement with Streeterville, pursuant to which Streeterville exchanged $600,000 of a June 2021 requested redemption of $1.25 million under a November 2020 promissory note (which amount was partitioned into a separate promissory note) for 300,000 shares of the Company’s common stock; (d) the September 1, 2021 Exchange Agreement with Streeterville, pursuant to which Streeterville exchanged $270,000 of an August 2021 requested redemption of $1.25 million under a November 2020 promissory note (which amount was partitioned into a separate promissory note) for 135,000 shares of the Company’s common stock (collectively, (b) through (d), the “Streeterville Exchanges”); and (e) the transfer of 344,400 shares of common stock to treasury on August 2, 2021, pursuant to the terms of a settlement agreement with IDS, Inc. (the “IDS Cancellation”), was approximately $21.7 million, or $0.25 per share of common stock. Each of the transactions described in items (a) through (e) above are disclosed in the Company’s filings with the SEC which are incorporated by reference in this prospectus, as discussed in greater detail below under “Where You Can Find More Information.”

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After giving effect to the issuance of shares of common stock upon the exercise, in full, of the Warrants, with a current exercise price of $2.00 per share, and before deducting estimated offering expenses payable by us, and after taking into account each of the transactions described in the immediately preceding paragraph, we would have pro forma, as adjusted net tangible assets as of May 31, 2021 of $22.1 million, or $0.25 per share of common stock. This represents no change in net tangible book value to our existing shareholders, as compared to pro forma net tangible book value, described above, but does represent an immediate dilution in pro forma net tangible book value of $1.75 per share to the holders of the warrants, upon exercise thereof, compared to net tangible book value per share (as discussed above). The following table illustrates this per share dilution. All calculations of dilution in this prospectus assumes the exercise of all Warrants for cash  offered in this offering. The following table illustrates this per-share dilution:

Exercise price per share of the Warrants		$2.00
Net tangible book value per common stock share as of May 31, 2021	$0.42
Decrease in net tangible book value per common stock attributable to the HotPlay Acquisition, Streeterville Exchanges and IDS Cancellation	(0.17)
Pro forma net tangible book value per common stock share as of May 31, 2021 (taking into account the HotPlay Acquisition, Streeterville Exchanges and IDS Cancellation)	0.25
Increase (decrease) per common stock share attributable to this offering	$—
Pro forma, as adjusted net tangible book per common stock share after this offering		$0.25
Dilution per common stock share to investors		$(1.75)

The information above is as of May 31, 2021 and excludes:

●	2,660,421 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $2.55 per share (when excluding the Warrants);

●	507,500 shares of common stock which may be issuable upon the exercise of convertible promissory notes; and

●	shares of our common stock that may be granted under our equity incentive plans.

Additionally, the actual, pro forma and as adjusted capitalization in the table above as of May 31, 2021, does not take into account the July 21, 2021 acquisition of NextBank, as current financial statements relating to such entity are not currently available.

To the extent our outstanding options and warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants to purchase shares of our common stock other than the Warrants. The exercise of outstanding options and warrants having an exercise price less than the exercise price of the Warrants will further increase dilution to investors in this offering.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock, and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.00001 par value per share and 100,000,000 shares of preferred stock, $0.00001 par value per share.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Articles of Incorporation (as amended) and our Bylaws (as amended), both of which have been filed with the SEC, and have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The summary below is also qualified by provisions of applicable law.

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our board of directors. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

The presence of the persons entitled to vote of 33 1/3% of the outstanding voting shares on a matter before the stockholders constitutes the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designations, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are be valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by stockholders requires the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each stockholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders.

The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Description of Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

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Series A Convertible Preferred Stock

The holders of record of shares of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders of the Company and are entitled to one hundred (100) votes for each share of Series A Preferred Stock. Each share of Series A Preferred Stock is redeemable at $1.00 per share. The Series A Preferred Stock is entitled to a 10% annual dividend, payable as, when and if, declared by the board of directors, payable on the first day of April, July, October and January.

Per the terms of the Amended and Restated Certificate of Designations relating to the Series A Preferred Stock, subject to the availability of authorized and unissued shares of Series A Preferred Stock, the holders of Series A Preferred Stock may, by written notice to the Company:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of the lower of:
(a) $62.50 per share; or
(b) at the lowest price the Company has issued stock as part of a financing.
●	convert all or part of such holder’s shares (excluding any shares issued pursuant to conversion of unpaid dividends) into debt obligations of the Company, secured by a security interest in all of the assets of the Company and its subsidiaries, at a rate of $62.50 of debt for each share of Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary (any of the foregoing, a “liquidation”), holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the common stock or any other series of preferred stock by reason of their ownership thereof an amount per share equal to $1.00 for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder, plus the amount of accrued and unpaid dividends thereon (whether or not declared) from the beginning of the dividend period in which the liquidation occurred to the date of liquidation. Additionally, each holder of Series A Preferred Stock holds a security interest in substantially all of our assets in order to secure our obligations in connection with such Series A Preferred Stock.

On July 9, 2013, the Company amended the Certificate of Designations for the Company’s Series A Preferred Stock to allow for conversion into Series C Preferred stock to grant to a holder of the Series A Preferred Stock the option to:

●           elect to convert all or any part of such holder’s shares of Series A Preferred Stock into shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (which has since been withdrawn and is no longer designated), at a conversion rate of five (5) shares of Series A Preferred Stock for every one (1) share of Series C Preferred Stock; or to allow conversion into common stock at the lowest price the Company has issued stock as part of a financing to include all financings such as new debt and equity financing and stock issuances as well as existing debt conversions into stock.

On February 28, 2014, the Company’s Series A Preferred Stock stockholders agreed to authorize a change to the Certificate of Designations of the Series A Preferred Stock to lock the conversion price to the lower of (a) a fixed price of $2.50 per share; and (b) the lowest price the Company has issued stock as part of a financing after January 1, 2006.

Except for transfers to family members, or trusts for the benefit of Series A Preferred Stock holders, no holder of Series A Preferred Stock is able to transfer his/her/its shares of Series A Preferred Stock.

There are currently no shares of Series A Preferred Stock issued or outstanding.

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Series B Convertible Preferred Stock

The Company filed a certificate of designation of its Series B Convertible Preferred Stock with the Secretary of State of Nevada on November 13, 2020, which was amended and restated by an amended and restated certificate of designation of its Series B Convertible Preferred Stock, filed with the Secretary of State of Nevada on January 8, 2021 (as amended and restated, the “Series B Designation”). The Series B Designation designated 10,000,000 shares of Series B Preferred Stock, $0.00001 par value per share (“Series B Preferred Stock”). The Series B Preferred Stock has the following rights:

Dividend Rights. The Series B Preferred Stock does not accrue dividends.

Liquidation Preference. The Series B Designation provides that the Series B Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock and Series C Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series B Preferred Stock, pari passu with the holders of the Series C Preferred Stock and common stock, an amount equal to $0.9272121 per share, or $9,272,121 in aggregate.

Conversion Rights. Each share of Series B Preferred Stock was automatically convertible on the Approval Date (defined below), into 0.74177 shares of common stock. For the purposes of the following sentence:

●	“Approval Date” means the later of (a) the fifth business day after the approval by the Company’s stockholders of the Axion Preferred Conversion (which has been approved to date); (b) the business day that the Company has affected a reverse stock split of its outstanding common stock subsequent to the approval by the Company’s stockholders of the issuance of shares of common stock upon the conversion of the Series B Preferred Stock and Series C Preferred Stock of the Company, to the extent such reverse stock split is deemed necessary by a Majority In Interest (defined below); (c) the date that Nasdaq has approved the continued listing of the Company’s common stock on Nasdaq following the closing of the HotPlay Share Exchange; and (d) the closing of the HotPlay Share Exchange.

●	“Majority In Interest” means holders holding a majority of the then aggregate shares of Series B Preferred Stock issued and outstanding or the majority of the then aggregate shares of Series C Preferred Stock issued and outstanding, depending on which class of preferred stock holders are approving such matter.

The Series B Preferred Stock automatically converted into common stock of the Company on June 30, 2021, upon closing of the HotPlay Share Exchange.

Additionally, the maximum number of shares of common stock to be issued in connection with the conversion of all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock shares (and upon conversion or exercise of any other securities required to be aggregated with the Series B Preferred Stock and Series C Preferred Stock shares pursuant to the applicable rules and requirements of Nasdaq), cannot exceed such number of shares of common stock that would violate applicable listing rules of Nasdaq in the event the Company’s stockholders do not approve the issuance of the common stock issuable in connection with such conversion.

Voting Rights. The Series B Preferred Stock have no voting rights on general matters to come before the stockholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a Majority In Interest:

(a)        Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

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(b)        Re-issuing any shares of Series B Preferred Stock converted pursuant to the terms of the Series B Designation;

(c)        Effecting an exchange, reclassification, or cancellation of all or a part of the Series B Preferred Stock;

(d)        Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock;

(e)        Issuing any shares of Series B Preferred Stock other than pursuant to the exchange agreement entered into between the Company and certain shareholders and debt holders of Axion Ventures, Inc.;

(f)        Altering or changing the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series; or

(g)       Amending or waiving any provision of the Company’s articles of incorporation or bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series B Preferred Stock does not have any redemption rights.

Series C Convertible Preferred Stock

The Company filed a certificate of designation of its Series C Convertible Preferred Stock with the Secretary of State of Nevada on November 13, 2020 (the “Series C Designation”). The Series C Designation, which was approved by the Board of Directors of the Company on November 12, 2020, designates 3,828,500 shares of Series C Preferred Stock, $0.00001 par value per share of the Company (“Series C Preferred Stock”). The Series C Preferred Stock has the following rights:

Dividend Rights. The Series C Preferred Stock does not accrue dividends.

Liquidation Preference. The Series C Designation provides that the Series C Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock and Series B Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series C Preferred Stock, pari passu with the holders of the Series B Preferred Stock and common stock, an amount equal to $2.00 per share, or $7,657,000 in aggregate.

Conversion Rights. Each share of Series C Preferred Stock is automatically convertible on the Approval Date (defined and described above under “Series B Convertible Preferred Stock”), into one share of common stock (adjustable for stock splits and similar recapitalizations).

The Series C Preferred Stock automatically converted into common stock of the Company on June 30, 2021, upon closing of the HotPlay Share Exchange.

Additionally, the maximum number of shares of common stock to be issued in connection with the conversion of all of the outstanding shares of Series C Preferred Stock and Series B Preferred Stock shares (and upon conversion or exercise of any other securities required to be aggregated with the Series C Preferred Stock and Series B Preferred Stock shares pursuant to the applicable rules and requirements of Nasdaq), cannot exceed such number of shares of common stock that would violate applicable listing rules of Nasdaq in the event the Company’s stockholders do not approve the issuance of the common stock issuable in connection with such conversion.

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Voting Rights. The Series C Preferred Stock have no voting rights on general matters to come before the stockholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a Majority In Interest:

(a)        Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock;

(b)        Re-issuing any shares of Series C Preferred Stock converted pursuant to the terms of the Series C Designation;

(c)        Effecting an exchange, reclassification, or cancellation of all or a part of the Series C Preferred Stock;

(d)        Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series C Preferred Stock;

(e)        Issuing any shares of Series C Preferred Stock other than pursuant to the exchange agreement entered into between the Company and certain shareholders and debt holders of Axion Ventures, Inc.;

(f)         Altering or changing the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series; or

(g)        Amending or waiving any provision of the Company’s articles of incorporation or bylaws relative to the Series C Preferred Stock so as to affect adversely the shares of Series C Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series C Preferred Stock does not have any redemption rights.

Series D Convertible Preferred Stock

On July 21, 2021, the Company designated Series D Convertible Preferred Stock (“Series D Preferred Stock”), by filing a Certificate of Designation of such Series D Preferred Stock with the Secretary of State of Nevada (the “Series D Designation”). The Series D Designation, which was approved by the Board of Directors of the Company on July 15, 2021, designated 6,100,000 shares of Series D Preferred Stock, $0.00001 par value per share. The Series D Preferred Stock has the following rights:

Dividend Rights. The Series D Preferred Stock does not accrue dividends.

Liquidation Preference. The Series D Designation provides that the Series D Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock; and (b) junior to all current and future senior indebtedness and securities of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series D Preferred Stock, pari passu with the holders of the common stock, an amount equal to the Liquidation Preference per share of Series D Preferred Stock. The “Liquidation Preference” per share of the Series D Preferred Stock is equal to $1.00 per share, or $6,100,000 in aggregate.

Conversion Rights. Each share of Series D Preferred Stock is automatically convertible on the fifth business day after the date that the shareholders of the Company, as required pursuant to applicable rules and regulations of Nasdaq, has approved the issuance of the shares of common stock upon conversion of the Series D Preferred Stock, and such other matters as may be required by Nasdaq or SEC rules and requirements to allow the conversion of the Series D Preferred Stock, into that number of shares of common stock as equal the Conversion Rate multiplied by the then outstanding shares of Series D Preferred Stock. For the purposes of the following sentence: “Conversion Rate” equals 0.44 shares of Company common stock for each share of Series D Preferred Stock converted, which equals (i) the Liquidation Preference ($1.00 per share of Series D Preferred Stock), divided by (ii) $2.28, the average of the closing sales prices for the Company’s common stock on the Nasdaq Capital Market for the 30 days prior to July 15, 2021, rounded to the nearest hundredths place, subject to equitable adjustment for stock splits and combinations.

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Voting Rights. The Series D Preferred Stock have no voting rights on general matters to come before the shareholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a majority in interest of such shares:

(a)       Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock;

(b)       Re-issuing any shares of Series D Preferred Stock converted pursuant to the terms of the Series D Designation;

(c)       Effecting an exchange, reclassification, or cancellation of all or a part of the Series D Preferred Stock;

(d)       Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series D Preferred Stock;

(e)       Issuing any shares of Series D Preferred Stock other than pursuant to the Securities Purchase Agreement entered into between the Company and David Ng, an individual, dated June 30, 2021;

(f)       Altering or changing the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares of such series; or

(g)       Amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series D Preferred Stock so as to affect adversely the shares of Series D Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series D Preferred Stock does not have any redemption rights.

Anti-Takeover Provisions Under the Nevada Revised Statutes

Certain provisions of Nevada law, and our Articles of Incorporation and our Bylaws, each as amended and subject, where applicable as described below, our opting out of certain provisions of Nevada law, contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

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A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The Nevada control share statues apply to any corporation domiciled in Nevada that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and that does business in Nevada directly or through an affiliated corporation.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do not apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock pursuant to our Articles of Incorporation, as amended, will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Transfer Agent

The transfer agent for our common stock is Colonial Stock Transfer Co, Inc., 66 Exchange Place, 1st floor, Salt Lake City, Utah 84111.

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DESCRIPTION OF WARRANTS

The following summary of the material terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which has been filed as Exhibit 4.10 to the registration statement of which this prospectus forms a part.

Each Warrant has a current exercise price of $2.00 per share. The Warrants are exercisable from their date of issuance until October 2, 2023. The holders of the Warrants (the “Warrant Holders”) are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock issuable upon exercise of the Warrants. No fractional shares will be issued upon the exercise of a Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants are automatically adjusted in the event of a forward or reverse stock split, our declaration of a stock dividend payable in shares of common stock or other securities or other property and reclassifications of common stock. Additionally, upon the occurrence of a Fundamental Transaction (defined below) then, upon any subsequent exercise of the Warrant, the holder shall have the right to receive, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder is given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. Subject to the terms of the Warrant, in the event of a Fundamental Transaction, the Company or any successor entity is required, at the holder’s option, to purchase the Warrant by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Warrant, as calculated as provided in the warrant agreement; provided, however, if the Fundamental Transaction is not within the Company’s control, the holder is only entitled to receive from the Company or any successor entity, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of common stock of the Company in connection with the Fundamental Transaction.

“Fundamental Transaction” means (i) a merger or consolidation of the Company with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets of the Company, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of its common stock or any compulsory share exchange pursuant to which its common stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock of the Company.

The exercise of the Warrants is subject to a beneficial ownership limitation, which prohibits the exercise thereof, if upon such exercise the holder would hold 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Warrant held by the applicable holder, provided that an applicable holder may increase or decrease their own beneficial ownership limitation, provided that any increase in beneficial ownership limitation shall not be effective until 61 days following notice to us and in no event shall such beneficial ownership exceed 9.99% and such 61 day period cannot be waived.

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If we fail for any reason to deliver shares of common stock upon the valid exercise of the Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Warrants, we are required to pay the applicable holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise (as calculated in the Warrant), $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day that such shares are not delivered. The Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Warrant.

The Warrants also include anti-dilution rights, which provide that if at any time the Warrants are outstanding, we issue (or announce any offer, sale, grant or any option to purchase or other disposition) or are deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) any common stock or common stock equivalents for consideration less than the then current exercise price of the Warrants, the exercise price of such Warrants is automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities, not to be less than $0.57 per share (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions).

The Warrants are not listed, and we do not plan on applying to list the Warrants, on the Nasdaq Capital Market or any other national securities exchange or any trading system.

Except as otherwise provided in the Warrants or by virtue of such Warrant Holder’s ownership of shares of our common stock, the holder of a Warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

PLAN OF DISTRIBUTION

The 190,400 shares of common stock referenced on the cover page of this prospectus will be issued and sold only upon the exercise of the Warrants by a holder of such warrants. We will pay all expenses incident to the registration of the issuance and sale of the shares of common stock issuable upon exercise of the Warrants. If, however, we are unable to offer and sell the shares underlying the warrants pursuant to this prospectus due to the ineffectiveness of the registration statement of which this prospectus is a part, then the warrants may be exercised on a “net” or “cashless” basis.

All of the Warrants are outstanding, and no additional Warrants will be issued. We will deliver shares of our common stock upon exercise of a Warrant, in whole or in part. We will not issue fractional shares. Each Warrant contains instructions for exercise. In order to exercise a Warrant, the holder must deliver to us, or our transfer agent, the information required by the Warrants, along with payment of the exercise price for the shares to be purchased. The common stock will be distributed to Warrant holders who exercise the Warrants and deliver payment of the purchase price, in accordance with the terms of the Warrants.

See also “Description of Warrants”, above.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon by The McGeary Law Firm, P.C., Bedford, Texas.

EXPERTS

The consolidated balance sheets of the Company as of February 28, 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 28, 2021, have been audited by TPS Thayer LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

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The consolidated balance sheets of the Company as of February 29, 2020 and February 28, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 29, 2020, have been audited by Thayer O’Neal Company, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated balance sheet of HotPlay Enterprise Limited as of and for the period from March 6, 2020 (Inception) to February 28, 2021, and the related consolidated statement of comprehensive loss, consolidated statement of changes in shareholders’ equity, and consolidated statement of cash flows for the period from March 6, 2020 (Inception) to February 28, 2021, appearing in the Company’s Current Report on Form 8-K/A (Amendment No. 1), filed with the SEC on September 8, 2021, have been audited by TPS Thayer, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

We are not making an offer of the common stock covered by this prospectus in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock offered by this prospectus.

This prospectus and any prospectus supplement are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus is a part and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

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We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K, for the fiscal year ended February 28, 2021, filed with the SEC on June 8, 2021;

●	Our Quarter Report on Form 10-Q, for the fiscal quarter ended May 31, 2021, filed with the SEC on July 14, 2021 ; and

●	Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 22, 2021, March 26, 2021, April 6, 2021, April 7, 2021, April 8, 2021, April 9, 2021, April 19, 2021, May 11, 2021, May 18, 2021, May 21, 2021, June 2, 2021, June 11, 2021, June 14, 2021, June 25, 2021, July 7, 2021, July 7, 2021, July 9, 2021, July 27, 2021, August 23, 2021, July 27, 2021, August 23, 2021, August 25, 2021, August 25, 2021, September 3, 2021, September 8, 2021 (including the financial statements included as Exhibit 99.1, 99.2 and 99.3 thereto), September 22, 2021, and September 24, 2021;

●	Our Definitive Proxy Statements on Schedule 14A filed with the SEC on January 11, 2021 and March 4, 2021; and

●	The description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-220619), as originally filed with the SEC on September 25, 2017, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings (and the exhibits thereto), at no cost, by writing or telephoning us at:

NextPlay Technologies, Inc.

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

Attn: Secretary

Phone: (954) 888-9779

Fax: (954) 888-9082

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing of this prospectus and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

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NEXTPLAY TECHNOLOGIES, INC.

190,400 Shares of Common Stock Issuable

Upon The Exercise of Warrants to Purchase Common Stock

PROSPECTUS

September       , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission		$10,910
Attorney’s fees and expenses		*
Accountant’s fees and expenses		*
FINRA, Stock exchange and listing fees		*
Transfer agent’s and registrar fees and expenses		*
Printing and engraving expenses		*
Trustee fees and expenses		*
Miscellaneous expenses		*

Total	$	*

* Estimated expenses that are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended and restated (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated:

			Incorporated By Reference

Exhibit No.	Description	Furnished or Filed Herewith	Form	Exhibit No.	Filing Date	File No.
*1.1	Form of underwriting agreement (or other similar agreement)
3.1	Articles of Incorporation of Maximum Exploration Corporation		SB-2	3.1	8/14/2006	333-136630
3.2	Certificate of Amendment to Articles of Incorporation (changing name to Next 1 Interactive, Inc. and increasing authorized shares)		S-1/A	3.1.2	3/12/2009	333-154177
3.3	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.3	9/25/2017	333-220619
3.4	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.4	9/25/2017	333-220619
3.5	Certificate of Change Filed Pursuant to NRS 78.209		8-K	3.1	5/21/2012	000-52669
3.6	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.6	9/25/2017	333-220619

3.7	Amendment to the Articles of Incorporation of Next 1 Interactive, Inc. changing its name to Monaker Group, Inc. and affect a 1-for-50 reverse stock split	8-K	3.1	6/26/2015	000-52669
3.8	Amended and Restated Certificate of Designations of Series A 10% Cumulative Convertible Preferred Stock of Next 1 Interactive, Inc.	8-K	3.1	7/9/2013	000-52669
3.9	Amendment to Certificate of Designation of Series A 10% Cumulative Convertible Preferred Stock, filed with the Secretary of State of Nevada on October 22, 2009	S-1	3.6	9/23/2016	333-213753
3.1	Certificate of Withdrawal of Certificate of Designation of Series B Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017	8-K	3.1	9/25/2017	000-52669

3.11	Certificate of Withdrawal of Certificate of Designation of Series C Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.2	9/25/2017	000-52669
3.12	Certificate of Withdrawal of Certificate of Designation of Series D Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.3	9/25/2017	000-52669
3.13	Certificate of Amendment to Articles of Incorporation (1-for-2.5 Reverse Stock Split of Common Stock) filed with the Nevada Secretary of State on February 8, 2018 and effective on February 12, 2018		8-K	3.1	2/12/2018	000-52669
3.14	Certificate of Designation of Monaker Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock as filed with the Secretary of State of Nevada on November 13, 2020		8-K	3.1	11/18/2020	001-38402
3.15	Certificate of Designation of Monaker Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Convertible Preferred Stock as filed with the Secretary of State of Nevada on November 13, 2020		8-K	3.2	11/18/2020	001-38402
3.16	Amended and Restated Certificate of Designation of Monaker Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock as filed with the Secretary of State of Nevada on January 8, 2021		8-K	3.1	1/11/2021	001-38402
3.17	Certificate of Designation of NextPlay Technologies, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series D Convertible Preferred Stock as filed with the Secretary of State of Nevada on July 21, 2021	8-K	3.1	7/27/2021	001-38402
3.18	Amended and Restated Bylaws of Monaker Group, Inc., effective July 27, 2017		8-K	3.1	8/1/2017	000-52669

4.1	Description of Registrant’s Securities		10-K	4.1	5/29/2020	001-28402
*4.2	Form of Warrant Agreement
*4.3	Form of Warrant Certificate
4.4	Form of Debt Indenture		S-3	4.4	6/25/2021	333-257457
*4.5	Form of Debt Security
*4.6	Certificate of Designation of Preferred Stock
*4.7	Form of Preferred Stock Certificate
*4.8	Form of Unit Agreement
*4.9	Form of Unit Certificate
4.10	Form of Common Stock Purchase Warrant (October 2, 2018 Offering)		8-K	4.1	10/2/2018	001-28402
***5.1	Opinion and consent of The McGeary Law Firm, P.C. re: the legality of the securities being registered	X
**23.1	Consent of TPS Thayer, LLC	X
**23.2	Consent of Thayer O’Neal, LLC	X

**23.3	Consent of TPS Thayer, LLC	X
23.4	Consent of The McGeary Law Firm, P.C. (included in Exhibit 5.1)
**24.1	Power of Attorney (included on signature page of this Registration Statement)	X
***25.1	Form T-1 Statement of Eligibility of Trustee for Debt Indenture under the Trust Indenture Act of 1939, as amended
99.1	Audited consolidated financial statements of HotPlay Enterprise Limited for the period from March 6, 2020 (Inception) to February 28, 2021, and the notes thereto, including the related report of the independent public accounting firm		8-K	99.1	9/8/2021	001-28402
99.2	xUnaudited consolidated financial statements of HotPlay Enterprise Limited as of May 31, 2021 and February 28, 2021, and for the three months ended May 31, 2021 and the period from inception (March 6, 2020) to May 31, 2020, and the notes thereto		8-K	99.2	9/8/2021	001-28402
99.3	Unaudited Pro Forma Combined Financial Information		8-K	99.3	9/8/2021	001-28402

*          If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

**        Filed herewith.

***      If applicable, to be filed subsequent to the effectiveness of this Registration Statement pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (i)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(9) The undersigned registrant hereby undertakes that:

(1)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Sunrise, Florida, on September 24, 2021.

NEXTPLAY TECHNOLOGIES, INC.

/s/ William Kerby
William Kerby
Co-Chief Executive Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Kerby and Sirapop “Kent” Taepakdee (the “Proxies”) or any one of them, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, to act in the absence of the other, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William Kerby	Co-Chief Executive Officer (Principal Executive	September 24, 2021
William Kerby	Officer) and Director

/s/ Nithinan “Jess” Boonyawattanapisut	Co-Chief Executive Officer and Director	September 24, 2021
Nithinan “Jess” Boonyawattanapisut

/s/ Sirapop “Kent” Taepakdee	Chief Financial Officer	September 24, 2021
Sirapop “Kent” Taepakdee	(Principal Financial and Accounting Officer)

/s/ J. Todd Bonner	Co-Chairman of the Board of Directors	September 24, 2021
J. Todd Bonner

/s/ Donald P. Monaco	Co-Chairman of the Board of Directors	September 24, 2021
Donald P. Monaco

/s/ Komson Kaewkham	Director	September 24, 2021
Komson Kaewkham

/s/ Athid “Tom” Nanthawaroon	Director	September 24, 2021
Athid “Tom” Nanthawaroon

/s/ Yoshihiro Obata	Director	September 24, 2021
Yoshihiro Obata

/s/ Carmen Diges	Director	September 24, 2021
Carmen Diges

	Director	September __, 2021
Stacey Riddell